Exhibit 99.1

Ethan Allen Reschedules Fiscal Third Quarter 2015 Earnings Release and Conference Call

Earnings Release and Conference Call Advanced to Thursday April 23, 2015

DANBURY, CT, April 17, 2015 (Globe Newswire) - Ethan Allen Interiors Inc. (NYSE:ETH) today announced that it will release its third quarter 2015 results on Thursday, April 23, 2015 after the market close. The conference call to discuss the company's business and financial highlights is scheduled for the same afternoon as the earnings release, Thursday, April 23, 2015 at 5:00 PM ET. You will be able to access a live webcast from the "Events & Presentations" page at http://ethanallen.com/investors.

To access the conference call, dial 866-818-1223 (or 703-639-1363 for international callers), and provide conference ID 1653926. For those unable to listen to the live broadcast, a webcast replay will be archived on the company's website for at least 60 days.

About Ethan Allen

Ethan Allen Interiors Inc. (NYSE: ETH) is a leading interior design company and manufacturer and retailer of quality home furnishings. The company offers complimentary interior design service to its clients and sells a full range of furniture products and decorative accessories through ethanallen.com and a network of approximately 300 Design Centers in the United States and abroad. Ethan Allen owns and operates eight manufacturing facilities including five manufacturing plants and one sawmill in the United States plus one plant in each of Mexico and Honduras. Approximately seventy percent of its products are made in its North American plants. For more information on Ethan Allen's products and services, visit www.ethanallen.com.

This press release and related discussions contain forward looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect management's current expectations concerning future events and results of the Company, and are subject to various assumptions, risks and uncertainties including specifically, and without limitation, those set forth in Part I, Item 1A "Risk Factors" of the 2014 Form 10-K. Accordingly, actual future events or results could differ materially from those contemplated by the forward-looking statements. The Company assumes no obligation to update or provide revision to any forward-looking statement at any time for any reason.

Ethan Allen Interiors Inc.

Investor / Media Contact:

Corey Whitely

Executive Vice President, Administration

Chief Financial Officer and Treasurer

cwhitely@ethanalleninc.com

203-743-8517